[EXECUTION COPY]
Bank of America, N.A.
100 Federal Street
Boston, Massachusetts  02110

July 8, 2009

BioScrip, Inc.
10050 Crosstown Circle
Eden Prairie, Minnesota  55344
Attn:  Stanley G. Rosenbaum

Re:           Letter of Credit Facility

Ladies and Gentlemen:

BANK OF AMERICA, N.A. (the “Lender”) is pleased to make available to BIOSCRIP, INC., a Delaware corporation (the “Borrower”), a letter of credit facility on the terms and subject to the conditions set forth below.  Capitalized terms not defined herein have the meanings assigned to them in Exhibit A attached to this letter agreement (this “Agreement”).

1.           The Facility.

(a)           The Letter of Credit Commitment.

(i)           Subject to the satisfaction of the requirements of subsection (g) below and the other terms and conditions set forth herein, the Lender agrees (A) from time to time on any Business Day during the period from July 8, 2009 until the Commitment Termination Date, to issue Letters of Credit for the account of the Borrower and its Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (B) to honor drafts under Letters of Credit; provided that the Lender shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit if as of the date of such L/C Credit Extension (after giving effect to any requested L/C Credit Extension), (x) the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all unreimbursed drawings under all Letters of Credit would exceed the Commitment or (z) the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all unreimbursed drawings under all Letters of Credit would exceed the amount of Pledged Collateral maintained in the Cash Collateral Account (as defined in the Cash Collateral Agreement).  Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)           The Lender shall be under no obligation to issue any Letter of Credit if:

(A)           any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the Lender from issuing such Letter of Credit, or any law applicable to the Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Lender shall prohibit, or request that the

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Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Lender is not otherwise compensated) not in effect on the date hereof, or shall impose upon the Lender any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the Lender in good faith deems material to it;

(B)           subject to Section 1(b)(iii), the expiry date of such requested Letter of Credit would occur more than 364 days after the Commitment Termination Date; provided, that the issuance of any such Letter of Credit with an expiry date that would occur more than twelve months after the date of issuance or last renewal shall be subject to the approval of the Lender; provided, further, that the Lender shall be under no obligation to issue any Letter of Credit if the expiry date of such requested Letter of Credit would occur more than three years after the date of issuance; or

(C)           the issuance of such Letter of Credit would violate one or more policies of the Lender.

(iii)           The Lender shall be under no obligation to amend any Letter of Credit if (A) the Lender would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)           Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i)           Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the Lender in the form of a Letter of Credit Application in substantially the form attached hereto as Exhibit B hereto (an “L/C Application”), appropriately completed and signed by an authorized officer of the Borrower.  Such L/C Application must be received by the Lender not later than 1:00 p.m. (Boston, Massachusetts time), at least five Business Days (or such sooner date and time as the Lender may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be.  In the case of a request for an initial issuance of a Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the Lender: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the Lender may require.  In the case of a request for an amendment of any outstanding Letter of Credit, such L/C Application shall specify in form and detail satisfactory to the Lender (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day);

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(C) the nature of the proposed amendment; and (D) such other matters as the Lender may require.

(ii)           Upon the Lender’s determination that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to satisfaction of the requirements set forth in subsection (g) below and the other applicable terms and conditions hereof, the Lender shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Lender's usual and customary business practices.

(iii)           If the Borrower so requests in any applicable L/C Application, the Lender may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit (but not require) the Lender to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon by Lender and Borrower at the time such Letter of Credit is issued and which date shall be set forth in the Letter of Credit.  Unless otherwise directed by the Lender, the Borrower shall not be required to make a specific request to the Lender for any such renewal.  Once an Auto-Renewal Letter of Credit has been issued, the Lender shall, subject to the terms and conditions set forth herein, permit the renewal of such Letter of Credit to an expiry date not later than twelve months after the date of such renewal; provided, however, that the Lender shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time if it has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 1(a)(ii) or otherwise).

(iv)           Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Lender will also deliver to the Borrower a true and complete copy of such Letter of Credit or amendment.

(c)           Drawings and Reimbursements.  Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Lender shall notify the Borrower thereof.  Not later than 1:00 p.m. on the date of any payment by the Lender under a Letter of Credit (each such date, an “Honor Date”), the Borrower shall reimburse the Lender in an amount equal to the amount of such drawing at the Lender’s office in Boston, Massachusetts in immediately available funds.  If the Borrower fails to so reimburse the Lender, the Lender shall be entitled to, without notice to or demand upon the Borrower, debit the Cash Collateral Account in an amount equal to the amount of such unreimbursed drawing.

(d)           Obligations Absolute.  The obligation of the Borrower to reimburse the Lender for each drawing under each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

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(i)           any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)           the existence of any claim, counterclaim, set-off, defense or other right that the Borrower or any of its Subsidiaries may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)           any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)           any payment by the Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any law relating to bankruptcy, insolvency or reorganization or relief of debtors; or

(v)           any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any of its Subsidiaries.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly, but in any event within one (1) Business Day thereof, notify the Lender.  The Borrower shall be conclusively deemed to have waived any such claim against the Lender and its correspondents unless such notice is given as aforesaid.

(e)           Role of Lender.  The Borrower agrees that, in paying any drawing under a Letter of Credit, the Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents, if any, expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.  The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement.  None of the Lender, any of its affiliates, any of the respective officers, directors, employees, agents or attorneys-in-fact of the Lender and its affiliates, nor any of the respective correspondents, participants or assignees of the Lender shall be liable or responsible for any of the matters described in clauses (i)

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through (v) of Section 1(d); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the Lender, and the Lender may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the Lender's willful misconduct or gross negligence or the Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft, certificate(s) and other document(s), if any, strictly complying with the terms and conditions of a Letter of Credit.  In furtherance and not in limitation of the foregoing, the Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(f)           Letter of Credit Fees.

(i)           The Borrower shall pay to the Lender an annual Letter of Credit fee for each Letter of Credit equal to two percent (2.00%) times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit).  Such letter of credit fee shall be due and payable annually in advance on the date of the applicable L/C Credit Extension and on each anniversary thereof.

(ii)           The Borrower shall pay to the Lender a commitment fee equal to one half of one percent (0.50%) times the actual daily amount by which the Commitment exceeds the aggregate maximum amount available to be drawn under all Letters of Credit.  The commitment fee shall accrue at all times during the term of this Agreement, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the date hereof, and on the Commitment Termination Date.

The foregoing fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(g)           Cash Collateral.

(i)           As a condition to the issuance of any Letter of Credit or any amendment to any Letter of Credit which shall increase the maximum amount available to be drawn under such Letter of Credit, the Borrower shall, prior to the issuance or amendment thereof, deposit in the Cash Collateral Account, cash balances in an amount equal to the maximum amount available to be drawn under such Letter of Credit (in addition to the aggregate amount of cash collateral, if any, required pursuant to clause (ii) below).

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(ii)           The Borrower hereby covenants and agrees that the Pledged Collateral shall at all times be equal to or greater than the sum of the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate amount of all unreimbursed drawings under all Letters of Credit.  If at any time the aggregate amount of Pledged Collateral in the Cash Collateral Account is less than the sum of the aggregate undrawn amount of all outstanding Letters of Credit plus the aggregate of all unreimbursed drawings under all Letters of Credit, then the Borrower shall immediately deposit in the Cash Collateral Account such additional cash collateral as may be necessary to meet any shortfall in the Pledged Collateral.  Failure to do so immediately shall constitute an immediate and automatic Event of Default under the terms and conditions of this Agreement.

(h)           Documentary and Processing Charges Payable to Lender.  The Borrower shall pay to the Lender the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Lender relating to letters of credit as from time to time in effect.  Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(i)           Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary of the Borrower, the Borrower shall be named as an account party in such Letter of Credit and shall be obligated to reimburse the Lender hereunder for any and all drawings under such Letter of Credit and all fees and any other costs and expenses associated therewith.  The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

(j)           Letter of Credit Amounts.  All references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

(k)           Conflict with L/C Application.  The Borrower hereby agrees that the terms and conditions set forth in the each L/C Application are in addition to, not in derogation of, the terms and conditions set forth in this Agreement.  In the event of any direct conflict between the terms hereof and the terms of any L/C Application, the terms hereof, to the extent of any such conflict, shall control.

2.           Conditions to Effectiveness.  The effectiveness of this Agreements shall be subject to the satisfaction on or before the date hereof of each of the following conditions precedent:

(a)           Delivery.  The Lender shall have received all of the following, in form and substance reasonably satisfactory to Lender:

(i)           a fully-executed and effective Agreement by the Borrower and the Lender;

(ii)           a fully-executed and effective copy of each other Loan Document, duly executed by the parties thereto;

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(iii)           a secretary’s certificate of the Borrower, attaching and certifying as to such its constitutive, organizational or governing documents and the resolutions adopted by the Board of Directors of the Borrower (which resolutions shall be in form and substance reasonably satisfactory to the Lender) approving the Loan Documents to which the Borrower is a party, the incumbency and signatures of the officers executing any documents or instruments in connection with the Loan Documents to which the Borrower is a party and as to all other corporate proceedings relating to the authorization, execution, delivery and performance of the Loan Documents to which the Borrower is a party; and

(iv)           such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require.

(b)           Fees and Expenses.  The Borrower shall have paid to the Lender all fees (including without limitation the Upfront Fee referred to below) and expenses (including, without limitation, the reasonable attorneys' fees of outside counsel to the Lender) incurred by the Lender in connection with this Agreement, the other Loan Documents and all other documents which may be executed and or delivered in connection the foregoing on or prior to the date hereof.

(c)           Upfront Fee.  The Borrowers shall have paid to the Lender a fee in an amount equal to $25,000 (the “Upfront Fee”), which Upfront Fee shall be fully earned, payable in cash on the effective date of this Agreement, and shall be non-refundable.

3.	Events of Default. The following are “Events of Default:”

(a)           The Borrower fails to pay any Letter of Credit fee, any commitment fee, or any charges, fees or expenses of the Lender due hereunder within five days after the date when due; or

(b)           The Lender’s security interest in any Pledged Collateral shall cease to be a first priority perfected security interest; or this Agreement or any other Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or the satisfaction in full of all the obligations of the Borrower hereunder and thereunder, ceases to be in full force and effect; or the Borrower or any other Person contests in any manner the validity or enforceability of this Agreement or any other Loan Document; or the Borrower denies that it has any or further liability or obligation under this Agreement or any other Loan Document, or purports to revoke, terminate or rescind this Agreement or any other Loan Document; or

(c)           The Borrower generally discontinues its business operations or sells or otherwise disposes of all or substantially all of its assets; or

(d)           The Borrower admits in writing that it is generally unable to pay debts as they mature or become due; or

(e)           The Borrower makes a general assignment for the benefit of creditors; or

(f)           The commencement of a proceeding by or against the Borrower under the federal bankruptcy code, or any other federal or state laws seeking to adjudicate the Borrower as bankrupt or insolvent, or

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seeking the liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of the Borrower or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, debtor in possession, examiner or other similar official for the Borrower, the Pledged Collateral or any substantial part of the Borrower's property, with or without consent, for any purpose whatsoever and, in the case of any such proceeding instituted against the Borrower (but not instituted by it), such proceeding shall remain unstayed and undismissed for a period of sixty (60) days; or any of the following actions sought in such proceeding shall occur: the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, the Borrower, the Pledged Collateral or for any substantial part of its property; or

(g)           Any of the Pledged Collateral is taken by attachment, execution or any other form of legal process; or

(h)           The Borrower’s failure to comply with the covenants set forth in Section 1(g)(ii) of this Agreement.

Upon the occurrence of an Event of Default, the Lender may declare its commitment to issue, amend or renew Letters of Credit to be terminated, whereupon such commitment shall be terminated, and/or declare all sums outstanding hereunder to be immediately due and payable, whereupon the same shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States of America, the commitment of the Lender hereunder shall automatically terminate, and all sums outstanding hereunder shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character, all of which are hereby expressly waived.

4.	Extension of Commitment Termination Date.

(a)           Not earlier than 60 days prior to, nor later than 45 days prior to, each anniversary of the date hereof, the Borrower may, upon notice to the Lender, request a one-year extension of the Commitment Termination Date then in effect.  Within 30 days of delivery of such notice, the Lender shall notify the Borrower whether or not it consents to such extension (which consent may be given or withheld in the Lender’s sole and absolute discretion).  If the Lender fails to respond within the above time period, it shall be deemed not to have consented to such extension.

(b)           If the Lender consents to such extension, the Commitment Termination Date shall be extended to the same date in the following year, effective as of the Commitment Termination Date then in effect (such existing Commitment Termination Date being the “Extension Effective Date”).  As a condition precedent to such extension, the Borrower shall deliver to the Lender a certificate of the Borrower dated as of the Extension Effective Date signed by an authorized officer of the Borrower (i) certifying and attaching the resolutions adopted by the Borrower approving or consenting to such extension and (ii) certifying that, before and after giving effect to such extension, no Event of Default exists.

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5.	Payments; Overdue Amounts.

(a)           Payments.  All reimbursements of drawings under any Letter of Credit and payments of interest, fees, expenses and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Lender in U.S. Dollars, at the Lender’s office in Boston, Massachusetts or at such other place that the Lender may from time to time designate, in each case at or about 1:00 p.m. (Boston, Massachusetts, time or other local time at the place of payment) and in immediately available funds. The Lender may, without notice to or demand upon the Borrower, debit the Cash Collateral Account in payment of all amounts not paid when due hereunder.

(b)           No Offset, Counterclaims.  All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding.  If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Lender, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in U.S. Dollars as shall be necessary to enable the Lender to receive the same net amount which the Lender would have received on such due date had no such obligation been imposed upon the Borrower.  The Borrower will deliver promptly to the Lender certificates  or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

(c)           Overdue Amounts.  All overdue amounts payable hereunder or under any of the other Loan Documents, including, without limitation, overdue fees, shall bear interest compounded monthly and payable on demand at the rate per annum equal to the Lender’s prime rate as in effect from time to time plus four percent (4.00%).

6.           Increased Costs; Capital Adequacy.  If any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by the Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the date hereof, from any central bank or other governmental authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender and thereby reducing the rate of return on Lender’s capital as a consequence of its obligations hereunder, then the Borrower shall from time to time upon demand by the Lender pay to the Lender additional amounts sufficient to compensate the Lender for such reduction.  A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the Lender to the Borrower shall be presumptive evidence of the matters set forth therein.  The agreements in this Section 6 shall survive the termination of the Commitment and repayment, satisfaction or discharge of all other obligations under the Loan Documents.

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7.           Miscellaneous.

(a)           Except as otherwise expressly provided in this Agreement or the other Loan Documents, all notices and other communications made or required to be given pursuant to this Agreement or the other Loan Documents shall be in writing and shall be delivered by hand, mailed by registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via courier or postal service, addressed as follows:

(i)           if to the Borrower, at 10050 Cross Town Circle, Eden Prairie, Minnesota  55344, Attention:  Stanley G. Rosenbaum, Telecopier No.  __________; with a copy to BioScrip, Inc. at 100 Clearbrook Road, Elmsford, New York  10523, Attention: General Counsel, Telecopier No. 914-460-1670, or, in each case, at such other addresses for notice as the Borrower shall have furnished in writing to the Lender;

(ii)           if to the Lender, at Bank of America, N.A., 100 Federal Street, MA5-100-07-08,Boston, Massachusetts 02110, Attention:  Linda E.C. Alto, Telecopier No.  617-434-3552; with a copy to Bingham McCutchen LLP, One Federal Street, Boston, Massachusetts 02110, Attention: Linda J. Groves, Telecopier No:  617-951-8736, or, in each case, such other address for notice as the Lender shall have last furnished in writing to the Borrower.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

(b)           This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights and obligations hereunder.  The Lender may at any time (i) assign all or any part of its rights and obligations hereunder to any other Person with the consent of the Borrower, such consent not to be unreasonably withheld, provided that no such consent shall be required if the assignment is to an affiliate of the Lender or if an Event of Default exists, and (ii) grant to any other Person participating interests in all or part of its rights and obligations hereunder without notice to the Borrower.  The Borrower agrees to execute any documents reasonably requested by the Lender in connection with any such assignment.  All information provided by or on behalf of the Borrower to the Lender or its affiliates may be furnished by the Lender to its affiliates and to any actual or proposed assignee or participant.

(c)           The Borrower shall pay the Lender, on demand, all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees of outside counsel or the allocated costs of in-house counsel) incurred or paid in connection with the preparation, interpretation or enforcement of this Agreement or any instruments or agreements executed in connection herewith.  The agreements in this Section 7(c) shall survive the termination of the Commitment and repayment, satisfaction or discharge of all other obligations under the Loan Documents.

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(d)           Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless the Lender, its affiliates, and their respective directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) the Commitment, any Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (c) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.  No Indemnitee shall have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof).  All amounts due under this Section 7(d) shall be payable within ten Business Days after demand therefor.  The agreements in this Section shall survive the termination of the Commitment and the repayment, satisfaction or discharge of all the other obligations under the Loan Documents.

(e)           If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(f)           The Borrower will cooperate with the Lender and execute such further instruments and documents as the Lender shall reasonably request to carry out to the transactions contemplated by this Agreement and the other Loan Documents.

(g)           This Agreement may be executed in one or more counterparts, and each counterpart, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.  Delivery of a signature page to this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such signature page.

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July 8, 2009

(h)           This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

(i)           The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub.L. 107-56 (signed into law October 26, 2001)) (the “Act”), the Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act.

Please indicate your acceptance of the Commitment on the foregoing terms and conditions by returning an executed copy of this Agreement to the undersigned not later than July 8, 2009.

BANK OF AMERICA, N.A.

By: ____________________________________
Name:
Title:

BioScrip, Inc.
July 8, 2009

Accepted and Agreed to as of the date first written above:

BIOSCRIP, INC.

By: ____________________________________
       Name
       Title:

EXHIBIT A

DEFINITIONS

Business Day:	Any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the Commonwealth of Massachusetts.
Cash Collateral Agreement:	That certain Cash Collateral Agreement re Standby Letters of Credit, in substantially the form attached hereto as Exhibit C.
Commitment:	The obligation of the Lender to make L/C Credit Extensions hereunder in an aggregate principal amount at any one time not to exceed $5,000,000.
Commitment Termination Date:	The later of (a) July 8, 2010 and (b) if the commitment is extended pursuant to Section 4, such extended commitment termination date as determined pursuant to such Section.
HFG Waiver:	That certain Waiver of Security Interests, in substantially the form attached hereto as Exhibit D.
L/C Credit Extension	With respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.
Letter of Credit:	Any standby letter of credit issued hereunder.
Loan Documents:	This Agreement, the Cash Collateral Agreement, the HFG Waiver, each L/C Application and each other document executed and or delivered in connection herewith or therewith.
Person:	Any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.
Pledged Collateral:
All amounts and other property from time to time credited to the Cash Collateral Account or on deposit or held therein (including, without limitation, all cash, and all money market and similar instruments on deposit therein), and all dividends, distributions, income, interest and all proceeds of the foregoing whether now existing or hereafter arising

Subsidiary:
With respect to the Borrower, a corporation, partnership, joint venture, limited liability company or other business entity of which all of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, and the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by the Borrower.